TABLE OF CONTENTS
EXHIBIT 32.1
CERTIFICATE PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
Alvin B. Parmiter, President and Chief Executive Officer and Sherman Crum, Controller and Principal Financial Officer of Community Savings Bancorp, Inc. (the “Company”) each certify in their capacity as officers of the Company that they have reviewed the Annual Report of the Company on Form 10-K for the fiscal year ended June 30, 2017 and that to the best of their knowledge:
(1)
the Report fully complies with the requirements of Sections 13(a) of the Securities Exchange Act of 1934; and

(2)
the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company.

September 28, 2017 Date	/s/ Alvin B. Parmiter Alvin B. Parmiter President and Chief Executive Officer
September 28, 2017 Date	/s/ Sherman Crum Sherman Crum Controller and Principal Financial Officer